EXHIBIT 23.1

CONSENT OF
RALPH E. DAVIS ASSOCIATES, INC.

We hereby consent to the use of the name “Ralph E. Davis Associates, Inc.,” in the reference to our reserve estimate report for Aurora Oil & Gas Corporation (fka Cadence Resources Corporation) dated January 30, 2006, and the use of information contained therein by incorporation by reference into the S-3 Registration Statement to be filed on or about December 21, 2007.

Houston, Texas
December 21, 2007

RALPH E. DAVIS ASSOCIATES, INC.

/s/ Joseph Mustacchia, Jr.
Joseph Mustacchia, Jr.
Executive Vice-President